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                                 EXHIBIT 10.10
                         FUTURELINK DISTRIBUTION CORP.


                                 LOAN AGREEMENT

  This Agreement dated the 15th day of July, 1999 and effective August 1, 1999

BETWEEN:

                    FUTURELINK DISTRIBUTION CORP., a body
                    corporate incorporated under the laws of the State of Colorado, with offices in Calgary, Alberta, CANADA (hereinafter referred to as "FutureLink" or the "Company")

                                                               OF THE FIRST PART
                                    - and -


                    VINCENT ROMANO, an individual residing in Annandale, Virginia (hereinafter referred to as the "Borrower")

                                                              OF THE SECOND PART


     WHEREAS the Borrower has accepted an offer of employment from the Company to become FutureLink's Executive Vice-President Sales and Marketing;

     AND WHEREAS a term of both the offer of employment and formal employment agreement to be entered into between the Borrower and the Company is that the Company shall lend to the Borrower funds with which to purchase shares of FutureLink common stock from the Company's treasury;

     AND WHEREAS the Borrower wishes to enter into an arrangement with the Company to repay the loan upon the expiry of a reasonable period of time;

     AND WHEREAS the Company wishes to ensure that an arrangement exists to forgive the principal amount of the loan and interest payable thereon on the basis set forth below;

     NOW THEREFORE this Agreement witnesseth that in consideration of the premises and of the mutual covenants and agreements herein contained the parties hereto agree as follows:





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                                   ARTICLE 1
                                 INTERPRETATION

1.1 In this Agreement, unless specifically defined otherwise or unless the context otherwise requires, the terms set forth below shall have the following meanings:

      "Agreement" means this agreement and includes all schedules attached hereto, all of which are incorporated herein by reference and form a part hereof and all amendments, modifications and supplements hereto and the terms "herein", "hereof", "hereunder", "Pursuant hereto" and like terms refer to this Agreement;

      "Business Day" means any day of the week other than a Saturday, Sunday or a statutory or civic holiday generally observed in the City of Irvine, California;

      "Common Stock" means the shares of common stock of the Company, $0.0001 par value, purchased by the Borrower with the Purchase Price funds advanced by the Company as the Loan hereunder, which shares will be issued by the Company in the name of the Borrower at Market Price and deposited into escrow under the Escrow Agreement;

      "Employment Agreement" means the employment agreement dated the date hereof and effective August 1, 1999 between the Company and the Borrower;

      "Escrow Agreement" means the agreement dated as of August 1, 1999 among the Company, the Borrower and Morrison, Brown Sosnovitch, Barristers & Solicitors, as "Trustee", whereby the Common Stock is deposited in escrow to be held by the Trustee and only released in accordance with the terms thereof;

      "Event of Default" means the occurrence of any one or more of the events described in Section 5.1 hereof;

      "Indebtedness" means, at any time, all of the outstanding indebtedness, whether for principal, interest or otherwise, and liability of the Borrower to the Company arising under this Agreement;

      "Loan" means the funds advanced by the Company to the Borrower as the Purchase Price paid to FutureLink for the Common Stock, to be issued from the Company's treasury at Market Price in accordance with the provisions of the Employment Agreement and this Agreement;

      "Market Price" means the five (5) day average of the closing bid and ask prices for FutureLink's common stock as quoted on the over-the-counter bulletin board regulated by the National Association of Securities Dealers (NASD-OTC-BB) for the five days preceding the date of this Agreement (expressed as a "per share" value);

      "Note" means the promissory note in the principal amount of Two Million ($2,000,000.00) Dollars in the form attached hereto as Exhibit "A" to be separately executed and delivered by the Borrower concurrently with the Borrower's execution of this Agreement;

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      "Purchase Price" means the price paid by the Company to acquire the
      Common Stock, as more particularly set forth in Schedule "B" hereto, being the sum of Two Million ($2,000,000.00) Dollars;

      "Security" means the Common Stock, which has been pledged hereunder by the Borrower as security for the Loan by the Company; and

      "$" and "Dollar" means United States Dollars.

1.2 The division of this Agreement into Articles, Sections, Subsections and other portions and the insertion of headings in this Agreement are for convenience of reference only and shall not affect the construction and interpretation of this Agreement.

1.3 The recitals to this Agreement form part hereof and are to be construed and interpreted as such.

1.4 Words importing the singular number only shall include the plural and vice versa, words importing the use of any gender shall include all genders and words importing persons shall include firms and corporations and vice versa, as the context may require.


                                   ARTICLE 2
                                      LOAN

2.1 Subject to the terms and conditions of this Agreement, the Company agrees to lend to the Borrower Two Million ($2,000,000) Dollars as an advance of funds to purchase the Common Stock and the Borrower agrees to borrow from the Company the Purchase Price of $2,000,000.

2.3 The Company's obligation to issue the Common Stock in the name of the Borrower is subject to and conditional upon the satisfaction of the following conditions precedent:

             (a) the Borrower shall have executed and delivered to the Company the Employment Agreement, this Agreement and the Note, the Escrow Agreement and a subscription for the Common Stock;

             (b) all of the representations and warranties of the Borrower contained in this Agreement being true and correct; and

             (c) there being no subsisting Event of Default.

2.4 Upon satisfaction of all of the conditions precedent contained in Section
2.3 hereof and provided that these conditions precedent continue to be satisfied, the Company agree to issue the Common Stock into the possession of the Trustee appointed in accordance with the Escrow Agreement, to be held in accordance with the terms of that agreement.



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                                   ARTICLE 3
                                    INTEREST

3.1 The Borrower shall pay simple, non-compounded interest on the total amount of the Indebtedness outstanding, from time to time, at a fixed rate of five and five-eighths (5.625%) per cent per annum (the "Specified Rate"). Such interest shall be payable in accordance with the terms of Article 4 hereof and shall continue to accrue until the entire Indebtedness has been repaid and satisfied by the Borrower or forgiven by the Company.

3.2 All overdue interest payments shall bear interest at the Specified Rate from and including their due dates to the date of their payment in full.

3.3 To the maximum extent permitted by law, interest shall be paid at the Specified Rate, before as well as after default, maturity and judgment.


                                   ARTICLE 4
                                      TERM

4.1 The Borrower covenants and agrees to repay all Indebtedness to the Company on or before August 1, 2001.


                                   ARTICLE 5
                       DEFAULT / REALIZATION / REPAYMENT

5.1 Notwithstanding the provisions of Section 4.1 hereof, above, and subject to Sections 6.2 and 6.3 hereof, the Borrower covenants and agrees that the entire amount of the Indebtedness, including the entire outstanding principal amount of the Loan and all interest accrued thereon, shall immediately become due and the Company shall be free, at its option, to pursue all of its rights and remedies under this Agreement and the Note and the Employment Agreement (including immediate repossession and cancellation of the Security) for the full amount of all such Indebtedness, upon the occurrence of any one of the following events (each of which events being herein referred to as an "Event of Default"):

             (a) should any of the representations or warranties contained in this Agreement be or become untrue or incorrect;

             (b) should the borrower breach any of his covenants or obligations contained in this Agreement or the Note;

             (c) should any third party purport to attach or seize the Security;

             (d) should the Borrower become insolvent or bankrupt or become subject to the provisions of the Bankruptcy Act (Canada) or make a general assignment for the benefit of his creditors or should a trustee in bankruptcy be appointed in respect of the assets of the Borrower or any substantial portion thereof;

             (e) should the Borrower voluntarily terminate the Employment Agreement; or

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             (f) should the Company terminate the Borrower's employment with the
             Company with just cause.

5.2 The Borrower shall have the right to repay the Indebtedness in whole or in part without any notice, bonus or penalty whatsoever for a period of ten (10) Business Days following the date the Company terminates the Borrower's employment under the Employment Agreement without cause. The failure of the Borrower to so repay the loan within the ten (10) Business Day limitation will also constitute an Event of Default, with the Company entitled to the same remedies as provided in section 5.1 hereof.


                                   ARTICLE 6
                          FORGIVENESS OF INDEBTEDNESS

6.1 In accordance with the terms of the Employment Agreement, so long as the Borrower remains employed by the Company under the Employment Agreement, $250,000 of the principal amount of the original Loan shall be forgiven on the day following the last day of each of the said eight fiscal quarters hereafter, being October 1, 1999, January 1, 2000, April 1, 2000, July 1, 2000, October 1,
2000, January 1, 2001, April 1, 2001 and July 1, 2001.   Furthermore, the
annual interest payable by the Borrower in accordance with Article 3 hereof shall be forgiven at the end of each annual period hereafter when due should the Borrower remain employed by the Company at such time. The forgiveness of any Indebtedness shall constitute a benefit of employment to the Borrower and shall be subject to deductions required by law, which deductions may be set-off against other amounts owed to the Borrower by the Company.

6.2 Should the employment of the Borrower be terminated by the Company without cause prior to the Indebtedness being forgiven or repaid under the terms of this Agreement, the Indebtedness shall become immediately due and payable to the Company by the Borrower. However, in accordance with Section 5.2 hereof, the Borrower shall have ten (10) Business Days to repay all or any portion of the Indebtedness, to be paid by certified check, bank draft or wire transfer. If, at the end of ten (10) Business Days following termination of the Borrower's employment, any Indebtedness remains outstanding, the Borrower shall be deemed to have defaulted on such Indebtedness and the Company shall be entitled to seize the Security, being the Common Stock still held in escrow in accordance with the Escrow Agreement, from the Trustee and cancel such Common Stock. The parties hereto agree that value per share of any Common Stock seized and cancelled by the Company in accordance with this Section 6.2 shall be the Market Price originally paid by the Borrower for such Common Stock, regardless of the then current market price of the Company's common stock on the date of the Borrower's termination of employment or the date the Company realizes on the Security. The Indebtedness shall be reduced by the value of the Common Stock seized and cancelled, as valued in accordance with the above, and any accrued and unpaid interest shall be waived by the Company in these circumstances.


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6.3 Should the Borrower voluntarily terminate his employment with the Company or be terminated by the Company with just cause under the Employment Agreement, such event shall immediately constitute an Event of Default hereunder and any escrowed Common Stock shall be immediately seized by the Company from the Trustee under the Escrow Agreement as Security for the Indebtedness and the Indebtedness shall be reduced by the value of the Common Stock seized and cancelled. The parties hereto agree that value per share of any Common Stock seized and cancelled by the Company in accordance with the above shall be identical to the Market Price originally paid by the Borrower for the Common Stock, regardless of the then current market price of the Company's common stock on the date of Borrower's voluntary termination or termination for Cause and/or the date the Company realized on the Security.


                                   ARTICLE 7
                   BORROWER'S REPRESENTATIONS AND WARRANTIES

7.1 The Borrower represents and warrants to the Company, with the knowledge that upon each of which representations and warranties the Company are specifically relying upon in entering into this Agreement, as follows:

             (a) the Borrower has full capacity to execute and deliver this Agreement and the Note and to observe and perform his obligations hereunder fully in accordance with their terms;

             (b) this Agreement and the Note have been duly executed and delivered by the Borrower;

             (c) this Agreement and the Note constitute valid and binding obligations of the Borrower;

             (d) the execution, delivery and performance by the Borrower of this Agreement and the Note will not result in the breach by the Borrower of any contract to which the Borrower is a party or by which he is bound; and

             (e) the execution, delivery and performance of this Agreement and the Note does not require the consent or approval of any third person or, if any such consent or approval is required, such consent or approval has been duly and validly obtained by the Borrower.

7.2 No investigation by the Company or its agents nor the results of any such investigation shall in any way affect, diminish, limit or terminate any of the representations or warranties of the Borrower set forth herein.



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                                   ARTICLE 8
                                   COVENANTS

8.1 The Borrower covenants and agrees with the Company that until payment in full of the Indebtedness, it will not sell, assign, transfer, convey, mortgage, pledge, charge or otherwise dispose of or encumber the Common Stock, or any proceeds or benefits issuing or which may issue from the Common Stock to any third person, and that the Borrower shall not commence any legal proceedings or initiate any other action to challenge or interfere with or adversely affect the Company' rights under this Agreement or the Company' ability to retake possession of the Security and/or to realize upon same (and to thereafter cancel the Common Stock which forms the Security hereunder).


                                   ARTICLE 9
                                    DEFAULT

9.1 Upon the occurrence of any Event of Default, the Company may immediately inform the Trustee under the Escrow Agreement to take any and all actions necessary to transfer possession of the Common Stock to the Company, upon taking possession of the Common Stock, the Company shall be free to cancel the Common Stock on its books as attorney for the Borrower, the Borrower hereby irrevocably appointing the Company as his attorney to effect any transfers on his behalf necessary to give effect to the provisions of this Agreement, and the Company may commence such legal action(s) or other proceeding(s) as the Company, in its sole discretion, deems expedient, all without notice, presentation, demand or protest, all of which the Borrower hereby expressly waives.

9.2 This Agreement and the Note or any modification, partial or complete discharge, dealing, act or omission by or on the part of the Company or any action commenced or order obtained in relation to all or any of the foregoing shall not operate or be deemed to operate so as to suspend, merge, affect or in any way prejudice any of the rights of the Company hereunder, under the Note or under the Employment Agreement or be deemed to operate as the release, discharge or in any way suspend this Agreement or the Note.

9.3 Nothing contained in or arising in relation to this Agreement or the Note shall in any way obligate, bind or require the Company to enforce all or any of their rights under this Agreement or the Note and the Company shall not be obligated, bound or required to collect or cause to be collected any amount at any time owing in respect of this Agreement or the Note, and any lack of action on the part of the Company to enforce their rights or collect any amount owing under this Agreement shall not operate as a waiver of the Borrower's obligations under this Agreement and the Note.



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                                   ARTICLE 10
                                     NOTICE

10.1 Any notice, payment, communication or document (hereinafter collectively referred to as "Notice") required or permitted to be given under this Agreement shall be in writing and shall be deemed to have properly been given by one party to the other when delivered by hand, mailed by first class certified or registered mail, postage prepaid, or transmitted by telecopier. Any Notice delivered by hand shall be deemed to be received by the other party on the Business Day of delivery, any Notice mailed as provided for above shall be deemed to have been received by the other party on the third (3rd) Business Day following the date of mailing, while any Notice transmitted by telecopier (fax) shall be deemed to have been received by the other party on the date of transmission, if that date is a Business Day, otherwise it shall be deemed to have been received on the Business Day following the date of transmission.

10.2 Any Notice required or permitted to be given under this Agreement shall be sent to the following addresses or telecopier (fax) numbers:

                    To the Company:

                    FUTURELINK DISTRIBUTION CORP.
                    300, 250 - 6th Avenue S.W.
                    Calgary, Alberta, CANADA  T2P 3H7

                    Fax: (403) 509-6101
                    Attention: Corporate Secretary

                    To the Borrower:

                    VINCENT ROMANO
                    7410 Walton Lane
                    Annandale, Virginia 22003

                    Fax: (703) 750-0989


                                   ARTICLE 11
                            ASSIGNMENT AND ENUREMENT

11.1 The Company shall have the right to assign to a parent, affiliate or subsidiary organization any of its rights or obligations, in whole or in part, arising pursuant to this Agreement without prior notice to or permission of the Borrower.

11.2 The Borrower agrees that he has no right to assign, nor shall he assign, in whole or in part, any of his rights or obligations arising pursuant to this Agreement, except with the express prior written consent of the Company or their assignee(s) or successor(s).

11.3 The provisions of this Agreement shall enure to the benefit of the parties hereto and shall be binding upon them, their legal representatives, heirs, their successors and permitted assigns.

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                                   ARTICLE 12
                                    GENERAL

12.1 This Agreement, together with the Note, the Employment Agreement and the Escrow Agreement, constitutes the entire agreement between the parties hereto and supersedes any and all prior written or oral agreements or understandings. In the case of any conflict between the terms of this Agreement and the Employment Agreement, the terms of the Employment Agreement shall prevail.

12.2 No amendment, alteration, modification or waiver of any provision hereof shall be valid unless in writing and signed by both parties hereto.

12.3 The waiver by either party hereto of a breach or violation of any term or provision of this Agreement by the other party hereto shall not operate or be construed as a waiver of any subsequent breach or violation. The invalidity of any one or more words, phrases, sentences, paragraphs, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portion(s) of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, paragraphs, clauses or sections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, paragraph or paragraphs, clause or clauses, or section or sections had not been inserted into this Agreement.

12.4 The parties hereto shall respectively do all acts and things and execute all documents reasonably required to give effect to this Agreement.

12.5 Time shall be of the essence of this Agreement.

12.6 This Agreement shall be governed by, interpreted and enforced in accordance with the laws of the State of California and the parties hereto expressly attorn to the jurisdiction of the courts of the State of California.

     IN WITNESS WHEREOF the Company and the Borrower have executed this Agreement as of the date first above written.


                            FUTURELINK DISTRIBUTION CORP.


                            Per:  /s/ C. Chell
                                  -----------------------------------------
                                  Cameron B. Chell, Chief Executive Officer

                            Per:  /s/ R. Kilambi
                                  -----------------------------------------
                                  Raghu Kilambi, Chief Financial Officer



     /s/ James Sack               /s/ Vincent Romano
     --------------------         -----------------------------------------
     Witness                      VINCENT ROMANO




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